Exhibit 3.2
BYLAWS
OF

JOHNSON OUTDOORS INC.
(A Wisconsin Corporation)

(As amended and restated through December 6, 2010)

ARTICLE ONE

Offices

1.01     Principal and Business Office.  The corporation may have such principal and other business offices, either within or without the State of Wisconsin, as the Board of Directors may from time to time determine or as the business of the corporation may require from time to time.

1.02     Registered Office.  The registered office of the corporation required by the Wisconsin Business Corporation Law to be maintained in the State of Wisconsin may be, but need not be, identical with the principal office in the State of Wisconsin, and the address of the registered office may be changed from time to time by the Board of Directors or by the registered agent.  The business office of the registered agent of the corporation shall be identical to such registered office.

ARTICLE TWO

Meetings of the Shareholders

2.01     Annual Meetings.  An annual meeting of the shareholders shall be held at such time and date as may be fixed by or under the authority of the Board of Directors and as designated in the notice thereof, for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting, subject to the provisions of Section 2.12 of these bylaws.

2.02     Special Meetings.

(a)     Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board or the Board of Directors of the corporation.  The Chairman of the Board, the Chief Executive Officer or the President shall call a special meeting of the shareholders upon demand, in accordance with this Section 2.02, of the holders of at least ten percent (10%) of all of the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting.

(b)     In order that the corporation may determine the shareholders entitled to demand a special meeting, the Board of Directors may fix a record date to determine the shareholders entitled to make such a demand (the "Demand Record Date").  The Demand Record Date shall not precede the date upon which the resolution fixing the Demand Record Date is adopted by the Board of Directors and shall not be more than 10 days after the date upon which the resolution fixing the Demand Record Date is adopted by the Board of Directors.  Any shareholder of record seeking to have shareholders demand a special meeting shall, by sending written notice to the Secretary of the corporation by hand or by certified or registered mail, return receipt requested, request the Board of Directors to fix a Demand Record Date.  The Board of Directors shall promptly, but in all events within 10 days after the date on which a valid request to fix a Demand Record Date is received, adopt a resolution fixing the Demand Record Date and shall make a public announcement of such Demand Record Date.  If no Demand Record Date has been fixed by the Board of Directors within 10 days after the date on which such request is received by the Secretary, the Demand Record Date shall be the 10th day after the first date on which a valid written request to set a Demand Record Date is received by the Secretary.  To be valid, such written request shall set forth the purpose or purposes for which the special meeting is to be held, shall be signed by one or more shareholders of record (or their duly authorized proxies or other representatives), shall bear the date of signature of each such shareholder (or proxy or other representative) and shall set forth all information about each such shareholder and about the beneficial owner or owners, if any, on whose behalf the request is made that would be required to be set forth in a shareholder's notice described in paragraphs (a)(ii) and (c)(ii) of Section 2.12 of these bylaws.

(c)     In order for a shareholder or shareholders to demand a special meeting, a written demand or demands for a special meeting by the holders of record as of the Demand Record Date of shares representing at least 10% of all the votes entitled to be cast on any issue proposed to be considered at the special meeting must be delivered to the corporation.  To be valid, each written demand by a shareholder for a special meeting shall set forth the specific purpose or purposes for which the special meeting is to be held (which purpose or purposes shall be limited to the purpose or purposes set forth in the written request to set a Demand Record Date received by the corporation pursuant to paragraph (b) of this Section 2.02), shall be signed by one or more persons who as of the Demand Record Date are shareholders of record (or their duly authorized proxies or other representatives), shall bear the date of signature of each such shareholder (or proxy or other representative), and shall set forth the name and address, as they appear in the corporation's books, of each shareholder signing such demand and the class and number of shares of the corporation which are owned of record and beneficially by each such shareholder, shall be sent to the Secretary by hand or by certified or registered mail, return receipt requested, and shall be received by the Secretary within 70 days after the Demand Record Date.

(d)     The corporation shall not be required to call a special meeting upon shareholder demand unless, in addition to the documents required by paragraph (c) of this Section 2.02, the Secretary receives a written agreement signed by each Soliciting Shareholder (as defined below), pursuant to which each Soliciting Shareholder, jointly and severally, agrees to pay the corporation's costs of holding the special meeting, including the costs of preparing and mailing proxy materials for the corporation's own solicitation, provided that if each of the resolutions introduced by any Soliciting Shareholder at such meeting is adopted, and each of the individuals nominated by or on behalf of any Soliciting Shareholder for election as a director at such meeting is elected, then the Soliciting Shareholders shall not be required to pay such costs.  For purposes of this paragraph (d), the following terms shall have the meanings set forth below:

(i)     "Affiliate" of any Person (as defined herein) shall mean any Person controlling, controlled by or under common control with such first Person.

(ii)    "Participant" shall have the meaning assigned to such term in Rule 14a-12 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in instruction 3 to Item 4 of Schedule 14A.

(iii)    "Person" shall mean any individual, firm, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

(iv)    "Proxy" shall have the meaning assigned to such term in Rule 14a-1 promulgated under the Exchange Act.

(v)     "Solicitation" shall have the meaning assigned to such term in Rule 14a-1 promulgated under the Exchange Act.

(vi)    "Soliciting Shareholder" shall mean, with respect to any special meeting demanded by a shareholder or shareholders, any of the following Persons:

   (A)     if the number of shareholders signing the demand or demands of meeting delivered to the corporation pursuant to paragraph (c) of this Section 2.02 is 10 or fewer, each shareholder signing any such demand;

   (B)     if the number of shareholders signing the demand or demands of meeting delivered to the corporation pursuant to paragraph (c) of this Section 2.02 is more than 10, each Person who either (i) was a Participant in any Solicitation of such demand or demands or (ii) at the time of the delivery to the corporation of the documents described in paragraph (c) of this Section 2.02 had engaged or intended to engage in any Solicitation of Proxies for use at such special meeting (other than a Solicitation of Proxies on behalf of the corporation); or

(C)     any Affiliate of a Soliciting Shareholder, if a majority of the directors then in office determine, reasonably and in good faith, that such Affiliate should be required to sign the written notice described in paragraph (c) of this Section 2.02 and/or the written agreement described in this paragraph (d) in order to prevent the purposes of this Section 2.02 from being evaded.

   (e)     Except as provided in the following sentence, any special meeting shall be held at such hour and day as may be designated by whichever of the Chairman of the Board, the Chief Executive Officer, the President or the Board of Directors shall have called such meeting.  In the case of any special meeting called by the Chairman of the Board, the Chief Executive Officer or the President upon the demand of shareholders (a "Demand Special Meeting"), such meeting shall be held at such hour and day as may be designated by the Board of Directors; provided, however, that the date of any Demand Special Meeting shall be not more than 70 days after the record date for the meeting (as established in Section 2.05 hereof); and provided further that in the event that the directors then in office fail to designate an hour and date for a Demand Special Meeting within 10 days after the date that valid written demands for such meeting by the holders of record as of the Demand Record Date of shares representing at least 10% of all the votes entitled to be cast on each issue proposed to be considered at the special meeting are delivered to the corporation (the "Delivery Date"), then such meeting shall be held at 2:00 p.m. local time on the 100th day after the Delivery Date or, if such 100th day is not a Business Day (as defined in Section 2.02(g) below), on the first preceding Business Day.  In fixing a meeting date for any special meeting, the Chairman of the Board, the Chief Executive Officer or the President, or the Board of Directors may consider such factors as he, she or it deems relevant within the good faith exercise of his, her or its business judgment, including, without limitation, the nature of the action proposed to be taken, the facts and circumstances surrounding any demand for such meeting, and any plan of the Board of Directors to call an annual meeting or a special meeting for the conduct of related business.

(f)     The corporation may engage regionally or nationally recognized independent inspectors of elections to act as an agent of the corporation for the purpose of promptly performing a ministerial review of the validity of any purported written demand or demands for a special meeting received by the Secretary.  For the purpose of permitting the inspectors to perform such review, no purported demand shall be deemed to have been delivered to the corporation until the earlier of (i) 5 Business Days following receipt by the Secretary of such purported demand and (ii) such date as the independent inspectors certify to the corporation that the valid demands received by the Secretary represent at least 10% of all the votes entitled to be cast on each issue proposed to be considered at the special meeting.  Nothing contained in this paragraph (f) shall in any way be construed to suggest or imply that the Board of Directors or any shareholder shall not be entitled to contest the validity of any demand, whether during or after such 5 Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto).

   (g)     For purposes of these bylaws, "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Wisconsin are authorized or obligated by law or executive order to close.

2.03     Place of Meeting.  The Board of Directors or the Chairman of the Board may designate any place, either within or without the State of Wisconsin, as the place of meeting for any annual or special meeting of the shareholders.  If no designation is made, the place of meeting shall be the principal business office of the corporation in the State of Wisconsin.  Any meeting may be adjourned to reconvene at any place designated by the Board of Directors or the Chairman of the Board.

2.04     Notice.  Written or printed notice of every annual or special meeting of the shareholders, stating the place, date and time of such meeting shall be delivered not less than ten nor more than sixty days before the date of the meeting (unless a different period is required by the Wisconsin Business Corporation Law or the Articles of Incorporation), either personally, by mail or by any other method authorized by applicable law, by or at the direction of the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or Secretary, to each shareholder of record entitled to vote at such meeting and to other shareholders as may be required by the Wisconsin Business Corporation Law.  In the event of any Demand Special Meeting, such notice of meeting shall be sent not more than 30 days after the Delivery Date.  Notices which are mailed shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his, her or its address as it appears on the stock record books of the corporation, with postage thereon prepaid.  Unless otherwise required by the Wisconsin Business Corporation Law or the Articles of Incorporation, a notice of an annual meeting need not include a description of the purpose for which the meeting is called.  In the case of any special meeting, (a) the notice of meeting shall describe any business that the Board of Directors shall have theretofore determined to bring before the meeting and (b) in the case of a Demand Special Meeting, the notice of meeting (i) shall describe any business set forth in the statement of purpose of the demands received by the corporation in accordance with Section 2.02 of these bylaws and (ii) shall contain all of the information required in the notice received by the corporation in accordance with Sections 2.12(b) and 2.12(c)(ii) of these bylaws.  If an annual or special meeting of the shareholders is adjourned to a different place, date or time, the corporation shall not be required to give notice of the new place, date or time if the new place, date or time is announced at the meeting before adjournment; provided, however, that if the adjournment is for more than 30 days or if a new record date for an adjourned meeting is or must be fixed, the corporation shall give notice of the adjourned meeting to persons who are shareholders as of the new record date.

2.05     Fixing of Record Date.  The Board of Directors may fix in advance a date not less than ten days and not more than seventy days prior to the date of any annual or special meeting of the shareholders as the record date for the purpose of determining shareholders entitled to notice of and to vote at such meeting.  In the case of any Demand Special Meeting, (i) the meeting record date shall be not later than the 30th day after the Delivery Date and (ii) if the Board of Directors fails to fix the meeting record date within 30 days after the Delivery Date, then the close of business on such 30th day shall be the meeting record date.  If no record date is fixed by the Board of Directors or by the Wisconsin Business Corporation Law for the determination of the shareholders entitled to notice of and to vote at a meeting of shareholders, the record date shall be the close of business on the day before the first notice is given to shareholders.  The Board of Directors may also fix in advance a date as the record date for the purpose of determining shareholders entitled to demand a special meeting as contemplated by Section 2.02 of these bylaws, shareholders to take any other action or shareholders for any other purposes.  Such record date shall not be more than seventy days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.  If no record date is fixed by the Board of Directors or by the Wisconsin Business Corporation Law for the determination of shareholders entitled to demand a special meeting as contemplated in Section 2.02 of these bylaws, the record date shall be the date that the first shareholder signs the demand.  The record date for determining shareholders entitled to a distribution (other than a distribution involving a purchase, redemption or other acquisition of the corporation's shares) or a share dividend is the date on which the Board of Directors authorized the distribution or share dividend, as the case may be, unless the Board of Directors fixes a different record date, which shall not precede the date upon which the resolution fixing the record date is adopted.  Except as provided by the Wisconsin Business Corporation Law for a court-ordered adjournment, a determination of shareholders entitled to notice of and to vote at a meeting of the shareholders is effective for any adjournment of such meeting unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

2.06     Shareholder Lists.  After a record date for a special or annual meeting of the shareholders has been fixed, the corporation shall prepare a list of the names of all of the shareholders entitled to notice of the meeting.  The list shall be arranged by class or series of shares, if any, and show the address of and number of shares held by each shareholder.  Such list shall be available for inspection by any shareholder, beginning two business days after notice of the meeting is given for which the list was prepared and continuing to the date of the meeting, at the corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held.  A shareholder or his, her or its agent may, on written demand, inspect and, subject to the limitations imposed by the Wisconsin Business Corporation Law, copy the list, during regular business hours and at his, her or its expense, during the period that it is available for inspection pursuant to this Section 2.06.  The corporation shall make the shareholders' list available at the meeting and any shareholder or his, her or its agent or attorney may inspect the list at any time during the meeting or any adjournment thereof.  Refusal or failure to prepare or make available the shareholders' list shall not affect the validity of any action taken at a meeting of the shareholders.

2.07     Quorum and Voting Requirements; Postponements; Adjournments.

(a)     Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter.  If at any time the corporation has only one class of common stock outstanding, such class shall constitute a separate voting group for purposes of this Section 2.07.  Except as otherwise provided in the Articles of Incorporation, any bylaw adopted under authority granted in the Articles of Incorporation or by the Wisconsin Business Corporation Law, a majority of the votes entitled to be cast on the matter shall constitute a quorum of the voting group for action on that matter.  Once a share is represented for any purpose at a meeting, other than for the purpose of objecting to holding the meeting or transacting business at the meeting, it is considered present for purposes of determining whether a quorum exists for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting.  If a quorum exists, except in the case of the election of directors, action on a matter shall be approved if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action, unless the Articles of Incorporation, any bylaw adopted under authority granted in the Articles of Incorporation or the Wisconsin Business Corporation Law requires a greater number of affirmative votes.  Unless otherwise provided in the Articles of Incorporation, directors shall be elected by a plurality of the votes cast within the voting group entitled to vote in the election of such directors at a meeting at which a quorum is present.  For purposes of this Section 2.07, "plurality" means that the individuals, who receive the largest number of votes cast, within the voting group entitled to vote in the election of such directors, are elected as directors up to the maximum number of directors to be chosen at the meeting by such voting group.  The Board of Directors, in its sole discretion, or the officer of the corporation or other authorized person presiding at a meeting of shareholders, may require that any votes cast at such meeting shall be cast by written ballot.

(b)     The Board of Directors acting by resolution may postpone and reschedule any previously scheduled annual meeting or special meeting; provided, however, that a Demand Special Meeting shall not be postponed beyond the 100th day following the Delivery Date.  Any annual meeting or special meeting may be adjourned from time to time, whether or not there is a quorum, (i) at any time, upon a resolution of shareholders if the votes cast in favor of such resolution by the holders of shares of each voting group entitled to vote on any matter theretofore properly brought before the meeting exceed the number of votes cast against such resolution by the holders of shares of each such voting group or (ii) at any time, including after the transaction of any business at such meeting, by the person presiding at such meeting pursuant to Section 2.09 of these bylaws or pursuant to a resolution of the Board of Directors.  No notice of the time and place of adjourned meetings need be given except as required by the Wisconsin Business Corporation Law.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified, provided that no business shall be transacted at such adjourned meeting on which any class of stock is entitled to be voted which class shall not have been permitted to participate in the vote to adjourn the meeting if a vote of shareholders was taken pursuant to clause (i) above.

2.08     Proxies.  Each shareholder entitled to vote at a meeting of the shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such shareholder as proxy, but no such proxy shall be voted upon after eleven months from its date, unless such proxy provides for a longer period.  Without limiting the manner in which a shareholder may authorize another person or persons to act for such shareholder as proxy, the following shall constitute a valid means by which a shareholder may grant such authority:

   (a)     A shareholder may execute a writing authorizing another person or persons to act for such shareholder as proxy.  Execution may be accomplished by the shareholder or such shareholder's authorized officer, director, employee or agent signing such writing or causing such person's signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile signature.

   (b)     A shareholder may authorize another person or persons to act for such shareholder as proxy by transmitting or authorizing the transmission of an electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the shareholder.  If it is determined that such electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information on which they relied.

(c)     Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission authorizing another person or persons to act as proxy for a shareholder may be submitted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided, however, that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

2.09     Conduct of Meetings.  The Chairman of the Board shall call the meeting of the shareholders to order, shall act as chairman of the meeting and shall otherwise preside at the meeting.  In the absence of the Chairman of the Board, the Vice Chairman of the Board shall preside, and in the absence of both the Chairman and Vice Chairman of the Board, a person designated by the Board of Directors shall preside.  The person presiding at any meeting of the shareholders shall have the power to determine (i) whether and to what extent proxies presented at the meeting shall be recognized as valid, (ii) the procedure for tabulating votes at such meeting, (iii) procedures for the conduct of such meeting, and (iv) any questions which may be raised at such meeting.  The person presiding at any meeting of the shareholders shall have the right to delegate any of the powers contemplated by this Section 2.09 to such other person or persons as the person presiding deems desirable.  The Secretary of the corporation shall act as secretary of all meetings of shareholders, but, in the absence of the Secretary, the presiding person may appoint any other person to act as secretary of the meeting.

2.10     Acceptance of Instruments Showing Shareholder Action.  If the name signed on a vote, consent, waiver or proxy appointment corresponds to the name of a shareholder, the corporation, if acting in good faith, may accept the vote, consent, waiver or proxy appointment and give it effect as the act of a shareholder.  If the name signed on a vote, consent, waiver or proxy appointment does not correspond to the name of a shareholder, the corporation, if acting in good faith, may accept the vote, consent, waiver or proxy appointment and give it effect as the act of the shareholder if any of the following apply:

(a)     The shareholder is an entity and the name signed purports to be that of an officer or agent of the entity.

(b)     The name purports to be that of a personal representative, administrator, executor, guardian or conservator representing the shareholder and, if the corporation requests, evidence of fiduciary status acceptable to the corporation is presented with respect to the vote, consent, waiver or proxy appointment.

(c)     The name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the corporation requests, evidence of this status acceptable to the corporation is presented with respect to the vote, consent, waiver or proxy appointment.

(d)     The name signed purports to be that of a pledgee, beneficial owner, or attorney-in-fact of the shareholder and, if the corporation requests, evidence acceptable to the corporation of the signatory's authority to sign for the shareholder is presented with respect to the vote, consent, waiver or proxy appointment.

(e)     Two or more persons are the shareholders as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all co-owners.

The corporation may reject a vote, consent, waiver or proxy appointment if the Secretary or other officer or agent of the corporation who is authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the shareholder.  The corporation may also allow a shareholder to submit a vote, consent, waiver or proxy appointment by transmitting or authorizing an electronic transmission to the corporation or other person authorized to receive such vote, consent, waiver or proxy, provided such electronic transmission either sets forth or is submitted with information from which it can be determined that the electronic transmission was authorized by the shareholder.  If it is determined that such electronic transmissions are valid, the Secretary or other officer or agent of the corporation who is authorized to tabulate votes shall specify the information upon which he or she relied.

2.11     Waiver of Notice by Shareholders.  Whenever any notice is required by the Wisconsin Business Corporation Law, the Articles of Incorporation or these bylaws, to be given to any shareholder, a waiver thereof in writing, signed by the person or persons entitled to notice, or a waiver by electronic transmission by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto.  Attendance of a person at a meeting, present in person or represented by proxy, shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any annual or special meeting of shareholders need be specified in any written waiver of notice unless so required by the Wisconsin Business Corporation Law, the Articles of Incorporation or these bylaws.

2.12     Notice of Shareholder Business and Nomination of Directors.

(a)     Annual Meetings.

(i)     At the annual meeting of the shareholders, only such nominations of persons for election to the Board of Directors shall be made, and only such other business shall be conducted or considered, as shall have been properly brought before the meeting.  For nominations of persons for election to the Board of Directors of the corporation to be properly made at the annual meeting and for the proposal of business to be properly considered by the shareholders at an annual meeting, such nominations and proposals of other business must be (A) specified in the corporation's notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (B) otherwise properly made at the annual meeting by or at the direction of the Board of Directors or (C) otherwise properly requested to be brought before the annual meeting by any shareholder of the corporation who is a shareholder of record at the time of giving of notice provided for in this bylaw and who is entitled to vote at the meeting and complies with the notice procedures set forth in this Section 2.12.  The immediately foregoing sentence shall be the exclusive means for a shareholder to make nominations or other business proposals before an annual meeting of shareholders (other than matters properly brought under Rule 14a-8 or Rule 14a-11 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), if applicable, and included in the corporation's notice of meeting).

(ii)     Subject to Section 2.12(c)(v) below, for nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (C) of paragraph (a)(i) of this Section 2.12, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation.  To be timely, a shareholder's notice shall be received by the Secretary of the corporation at the principal offices of the corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary date of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the corporation.  In no event shall any adjournment or postponement of an annual meeting, or the public announcement thereof, commence a new time period for the giving of a shareholder's notice as described above.

(iii)     Notwithstanding anything in the second sentence of paragraph (a)(ii) of this Section 2.12 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the corporation at least 100 days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by this Section 2.12 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary at the principal offices of the corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the corporation.

(b)     Special Meetings.  Only such business shall be conducted at a special meeting as shall have been properly brought before the meeting pursuant to the notice of meeting sent to shareholders pursuant to Section 2.04 of these bylaws.  To be properly brought before a special meeting, proposals of business must be (1) specified in the corporation's notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or (2) otherwise properly brought before the special meeting, by or at the direction of the Board of Directors.  Nominations of persons for election to the Board of Directors may be made at a special meeting at which directors are to be elected pursuant to such notice of meeting (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any shareholder of the corporation who (A) is a shareholder of record at the time of giving of such notice of meeting and at the time of the special meeting, (B) is entitled to vote at the meeting and (C) complies with the procedures set forth in this Section 2.12 as to such nomination.  The immediately foregoing sentence shall be the exclusive means for a shareholder to make nominations or other business proposals (other than matters properly brought under Rule 14a-8 or Rule 14a-11 under the Exchange Act, if applicable, and included in the corporation's notice of meeting). Subject to Section 2.12(c)(v) below, any shareholder desiring to nominate persons for election to the Board of Directors at such a special meeting shall cause a written notice to be received by the Secretary of the corporation at the principal offices of the corporation not earlier than the close of business on the 120th day prior to the date of such special meeting and not later than the close of business on the 90th day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the 10th day following the day on which public announcement is first made of the date of such special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.  In no event shall any adjournment or postponement of a special meeting, or the public announcement thereof, commence a new time period for the giving of a shareholder's notice as described above.

   (c)     General.

(i)     Only persons who are nominated in accordance with the procedures set forth in this Section 2.12 shall be eligible to serve as directors whether or not the election of directors generally is one of the matters of business otherwise to be considered at such meeting.  Only such business shall be conducted at an annual meeting or special meeting as shall have been brought before such meeting in accordance with the procedures set forth in this Section 2.12.  The chairman of the meeting (as described in Section 2.09) shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 2.12 and, if any proposed nomination or business is not in compliance with this Section 2.12, to declare that such defective proposal shall be disregarded.

(ii)     To be in proper form, such shareholder's notice (whether given pursuant to Section 2.12(a) or (b) above, shall be signed by the shareholder of record who intends to make the nomination or introduce the other business (or his, her or its duly authorized proxy or other representative), shall bear the date of signature of such shareholder (or proxy or other representative) and must include the following, as applicable: (A) the name and address, as they appear on this corporation's books, of such shareholder and the beneficial owner or owners, if any, on whose behalf the nomination or proposal is made; (B) the class and number of shares of the corporation which are beneficially owned by such shareholder or beneficial owner or owners and their respective affiliates or associates or others acting in concert therewith; (C) a representation that such shareholder is a holder of record of shares of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to make the nomination or introduce the other business specified in the notice; (D) any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder has a right to vote any class of shares of the corporation; (E) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class of shares of the corporation or with a value derived in whole or in part from the value of any class of shares of the corporation, or any derivative or synthetic arrangement having the characteristics of a long position in any class of shares of the corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class of shares of the corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class of shares of the corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class of shares of the corporation, through the delivery of cash or other property, or otherwise, and without regard of whether the shareholder of record, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation directly or indirectly owned beneficially by such shareholder, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith; (F) any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called "stock borrowing" agreement or arrangement, engaged in, directly or indirectly, by such shareholder, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class of the shares of the corporation by, managing the risk of share price changes for, or increase or decrease the voting power of, such shareholder with respect to any class of the shares of the corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class of the shares of the corporation; (G) any other information relating to such shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement and form of proxy or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (H) in the case of any proposed nomination for election or re-election as a director, (I) the name and residence address of the person or persons to be nominated, (II) a description of all arrangements or understandings between such shareholder or beneficial owner or owners and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by such shareholder, (III) such other information regarding each nominee proposed by such shareholder as would be required to be disclosed in solicitations of proxies for elections of directors, or would be otherwise required to be disclosed, in each case pursuant to Regulation 14A under the Exchange Act, including any information that would be required to be included in a proxy statement filed pursuant to Regulation 14A had the nominee been nominated by the Board of Directors and (IV) the written consent of each nominee to be named in a proxy statement and to serve as a director of the corporation if so elected.  The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable shareholder's understanding of the independence, or lack thereof, of such nominee.

   If the notice relates to any business other than a nomination of a director or directors that the shareholder proposes to bring before the meeting, a shareholder's notice must, in addition to the matters set forth in paragraph (c)(ii) above, also set forth: (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such shareholder and beneficial owner, if any, in such business; (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration); and (iii) a description of all agreements, arrangements and understandings between such shareholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such shareholder.

(iii)     For purposes of this Section 2.12, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(iv)     Notwithstanding the foregoing provisions of this Section 2.12, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these bylaws; provided, however that any references in these bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 2.12.

(v)     Nothing in these bylaws shall be deemed to affect any rights (i) of shareholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act, if applicable, (ii) of shareholders to request inclusion of nominees in the corporation's proxy statement pursuant to Rule 14a 11 under the Exchange Act, if applicable, or (iii) of the holders of any series of Preferred Stock if and to the extent provided for under law, the Articles of Incorporation or these bylaws.  Subject to Rule 14a-8 and Rule 14a-11, if applicable, under the Exchange Act, nothing in these bylaws shall be construed to permit any shareholder, or give any shareholder the right, to include or have disseminated or described in the corporation's proxy statement any nomination of director or directors or any other business proposal.

ARTICLE THREE

Directors

3.01     General Powers.  All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the corporation's Board of Directors.  In addition to the powers and authorities expressly conferred upon it by these bylaws, the Board of Directors may do all such lawful acts and things as are not by the Wisconsin Business Corporation Law, the Articles of Incorporation or these bylaws directed or required to be exercised or done by the shareholders.

3.02     Number of Directorship Positions; Chairman of the Board.

(a)     Number of Directors.  Except as otherwise provided in paragraph (c) of this Section 3.02, the number of directors of the corporation shall be such specific number as from time to time designated by resolution of the Board of Directors.

(b)     Board of Directors' Power to Alter the Number of Directors.  The Board of Directors shall have the power (subject to any limitations prescribed by the Articles of Incorporation) by a resolution adopted by not less than a majority of all directors serving on the Board of Directors at the time of such adoption to alter at any time and from time to time the number of total directorship positions on the Board of Directors.  Upon the adoption of any resolution in the manner provided in the preceding sentence, the total number of directorship positions on the Board of Directors shall be equal to the number specified in such resolution.  If the Board of Directors shall determine to reduce the number of directorship positions, then the term of each incumbent member shall end upon the election of directors at the next annual meeting of shareholders of the corporation and the persons elected to fill such reduced number of directorship positions shall be deemed to be the successors to all persons who shall have previously held such directorship positions.

(c)     Default.  In the event that the corporation is in Default (as defined in the Articles of Incorporation) in payment of dividends on the 13% Senior Preferred Stock, $1.00 par value per share, of the corporation (the "Senior Preferred Stock") or any stock on a parity with the Senior Preferred Stock as to dividends and the holders of such stock become entitled to elect two directors pursuant to Article Five, paragraph A(2)(a)(iii) of the Articles of Incorporation, the number of total directorship positions on the Board of Directors shall increase by two effective as of the time that the holders of such stock elect two directors pursuant to Article Five, paragraph A(2)(a)(iii) of the Articles of Incorporation.  When the Default is "cured" (as defined in the Articles of Incorporation) or there is no longer any Senior Preferred Stock or any stock on a parity with the Senior Preferred Stock outstanding, whichever occurs earlier, the two directors elected pursuant to Article Five, paragraph A(2)(a)(iii) of the Articles of Incorporation shall resign and the total number of directorship positions shall be decreased by two effective as of the date of the last such resignation.

(d)     Chairman of the Board.  The Board of Directors may elect a director as the Chairman of the Board.  The Chairman of the Board shall, when present, preside at all meetings of the shareholders and of the Board of Directors, may call meetings of the shareholders and the Board of Directors, shall advise and counsel with the management of the Company, and shall perform such other duties as set forth in these bylaws and as determined by the Board of Directors.  Except as provided in this paragraph (d), the Chairman shall be neither an officer nor an employee of the corporation by virtue of his or her election and service as Chairman of the Board; provided, however, the Chairman may be an officer of the corporation.  The Chairman may use the title Chairman or Chairman of the Board interchangeably.

(e)     Vice Chairman of the Board.  The Board of Directors may elect a director as Vice Chairman of the Board.  Whenever the Chairman is unable to perform his duties for whatever reason, or whenever the Chairman requests that the Vice Chairman perform such duties on behalf of the Chairman, the Vice Chairman shall have full authority to preside at all meetings of the shareholders and of the Board of Directors, call meetings of the shareholders and the Board of Directors, advise and counsel the management of the Company, and assume such other duties as the Chairman is responsible to perform or as may be assigned to the Vice Chairman by the Chairman or the Board of Directors.  The Vice Chairman shall be neither an officer nor an employee of the corporation (by virtue of his election and service as Vice Chairman of the Board) and may use the title Vice Chairman or Vice Chairman of the Board interchangeably.  The Vice Chairman shall serve as the Company's lead outside or independent director.   The lead outside or independent director will be responsible for representing the independent directors with respect to certain matters as to which the views of the independent directors are sought and will generally have the following duties: serving as a liaison between the Chairman of the Board and the other independent directors; serving as an independent point of contact for shareholders wishing to communicate with the Board other than through the Secretary; and, such other duties as may be assigned to the Vice Chairman by the Chairman or by the Board of Directors.

3.03     Tenure and Qualifications.  Each director shall hold office until the next annual meeting of the shareholders and until his or her successor shall have been elected and, if necessary, qualified, or until his or her prior death, resignation or removal.  A director may be removed by the shareholders only at a meeting of the shareholders called for the purpose of removing the director, and the meeting notice shall state that the purpose, or one of the purposes, of the meeting is the removal of the director.  A director may be removed from office with or without cause only by the voting group entitled to vote in the election of such director.  A director shall be removed by the affirmative vote of the holders of a majority in voting power of the issued and outstanding stock of the voting group entitled to vote in the election of such director.  Any director who is an officer, who ceases as an officer shall cease as a director, unless the board shall determine otherwise.  A director may resign at any time by delivering written notice which complies with the Wisconsin Business Corporation Law to the Board of Directors, to the Chairman of the Board or to the corporation.  A director's resignation is effective when the notice is delivered unless the notice specifies a later effective date.  Directors need not be residents of the State of Wisconsin or shareholders of the corporation.  The Board of Directors, or any appropriate committee thereof with such authority delegated by the Board of Directors, may establish standards, qualifications and criteria that all candidates for director must meet to be eligible to serve as a director of the corporation.

3.04     Regular Meetings.  The Board of Directors shall provide, by resolution, the date, time and place, either within or without the State of Wisconsin, for the holding of regular meetings of the Board of Directors without other notice than such resolution.

3.05     Special Meetings.  Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board or any three directors.  The Chairman of the Board or any other person at the direction of the Board of Directors may fix the time, date and place, either within or without the State of Wisconsin, for holding any special meeting of the Board of Directors, and if no other place is fixed, the place of the meeting shall be the principal business office of the corporation in the State of Wisconsin.

3.06     Notice; Waiver.  Notice of each special meeting of the Board of Directors shall be given (a) by oral notice delivered or communicated to the director by telephone or in person not less than twenty-four hours prior to the meeting or (b) by written notice delivered to the director in person, by e-mail, facsimile or other form of wire or wireless communication, or by mail or private carrier, to each director at his business address or at such other address as the person sending such notice shall reasonably believe appropriate, in each case not less than forty-eight hours prior to the meeting.  The notice need not prescribe the purpose of the special meeting of the Board of Directors or the business to be transacted at such meeting.  If given by email, facsimile or other wire or wireless communication, such notice shall be deemed to be effective when transmitted.  If mailed, such notice shall be deemed to be effective when deposited in the United States mail so addressed, with postage thereon prepaid.  If given by private carrier, such notice shall be deemed to be effective when delivered to the private carrier.  Whenever any notice is required by the Wisconsin Business Corporation Law, the Articles of Incorporation or these bylaws to be given to any director or member of a committee, a waiver thereof in writing, signed by the person or persons entitled to notice, or a waiver by electronic transmission by the person or persons entitled to notice, whether before or after the date and time of the meeting, shall be deemed equivalent thereto.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors or member of a committee of directors need be specified in any written waiver of notice unless so required by the Wisconsin Business Corporation Law, the Articles of Incorporation or these bylaws.

3.07     Quorum.  Except as otherwise provided in the Articles of Incorporation or these bylaws or by the Wisconsin Business Corporation Law, directors holding a majority of the positions on the Board of Directors established pursuant to Section 3.02 of these bylaws shall constitute a quorum for transaction of business at any meeting of the Board of Directors.  A majority of the directors present (though less than a quorum) may adjourn any meeting of the Board of Directors from time to time without further notice.

3.08     Manner of Acting.  The affirmative vote of a majority of the directors present at a meeting of the Board of Directors at which a quorum is present shall be the act of the Board of Directors unless the Wisconsin Business Corporation Law, the Articles of Incorporation or these bylaws require the vote of a greater number of directors.

3.09     Presumption of Assent.  A director who is present and is announced as present at a meeting of the Board of Directors or any committee thereof created in accordance with Article IV of these bylaws, when corporate action is taken on a particular matter, assents to the action taken unless any of the following occurs: (a) the director objects at the beginning of the meeting or promptly upon his or her arrival to holding the meeting or transacting business at the meeting; (b) the director dissents or abstains from an action taken and minutes of the meeting are prepared that show the director's dissent or abstention from the action taken; (c) the director delivers written notice that complies with the Wisconsin Business Corporation Law of his or her dissent or abstention from the action taken on the particular matter to the presiding person of the meeting before its adjournment or to the corporation immediately after adjournment of the meeting; or (d) the director dissents or abstains from an action taken, minutes of the meeting are prepared that fail to show the director's dissent or abstention from the action taken, and the director delivers to the corporation a written notice of that failure that complies with the Wisconsin Business Corporation Law promptly after receiving the minutes.  Such right of dissent or abstention shall not apply to a director who votes in favor of the action taken on the particular matter.

3.10     Action by Directors Without a Meeting.  Any action required or permitted by the Articles of Incorporation, these bylaws or the Wisconsin Business Corporation Law to be taken at any meeting of the Board of Directors or any committee thereof created pursuant to Article IV of these bylaws may be taken without a meeting if the action is taken by all members of the Board of Directors or such committee, as the case may be.  The action shall be evidenced by one or more written consents describing the action taken, signed by each director or committee member, as the case may be, and retained by the corporation.  In the event one or more positions on the Board of Directors or any committee thereof shall be vacant at the time of the execution of any such consent, such consent shall nevertheless be effective if it shall be signed by all persons serving as members of the Board of Directors or of such committee, as the case may be, at such time and if the persons signing the consent would be able to take the action called for by the consent at a properly constituted meeting of the Board of Directors or such committee, as the case may be.

3.11    Compensation.  The Board of Directors, irrespective of any personal interest of any of its members, may establish the compensation of all directors for services to the corporation as directors or may delegate such authority to an appropriate committee of the Board of Directors.  The Board of Directors also shall have authority to provide for or delegate authority to an appropriate committee of the Board of Directors to provide for pensions, disability or death benefits, and other benefits or payments, to directors, officers and employees and to their estates, families, dependents or beneficiaries on account of prior services rendered by such directors, officers and employees to the corporation.

3.12     Telephonic Meetings.  Except as herein provided and notwithstanding any place set forth in the notice of the meeting or these bylaws, members of the Board of Directors (and any committees thereof created pursuant to Article IV hereof) may participate in regular or special meetings by, or through the use of, any means of communication by which (a) all participants may simultaneously hear each other, such as by conference telephone, or (b) all communication is immediately transmitted to each participant, and each participant can immediately send messages to all other participants.  If a meeting is conducted by such means, then at the commencement of such meeting the presiding person shall inform the participating directors that a meeting is taking place at which official business may be transacted.  Any participant in a meeting by such means shall be deemed present in person at such meeting.  Notwithstanding the foregoing, no action may be taken at any meeting held by such means on any particular matter which the presiding person determines, in his or her sole discretion, to be inappropriate under the circumstances for action at a meeting held by such means.  Such determination shall be made and announced in advance of such meeting.

3.13     Conduct of Meetings.  The Chairman of the Board, or in his or her absence, the Vice Chairman of the Board, or in their absence, any director chosen by the directors present, shall call meetings of the Board of Directors to order, shall act as chairman of the meeting and shall otherwise preside at the meeting.  The Secretary of the corporation shall act as secretary of all meetings of the Board of Directors but in the absence of the Secretary, the presiding person may appoint any other person present to act as secretary of the meeting.  Minutes of any regular or special meeting of the Board of Directors shall be prepared and distributed to each director.

ARTICLE FOUR

Committees of the Board of Directors

4.01     General.

(a)     Establishment.  The Board of Directors by resolution adopted by the affirmative vote of a majority of all of the directors then in office pursuant to Section 3.02 of these bylaws may establish one or more committees, each committee to consist of two or more directors of this corporation elected by the Board of Directors.  The term "Board Committee" as used in these bylaws means any committee comprised exclusively of directors of the corporation which is identified as a "Board Committee" either in these bylaws or in any resolutions adopted by the Board of Directors.  The corporation shall have an Executive Committee, Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, each of which shall be a Board Committee.

(b)     Membership.  The Board of Directors by resolution adopted by the affirmative vote of a majority of all directors then in office shall have the power to: (i) establish the number of membership positions on each Board Committee from time to time and change the number of membership positions on such Committee from time to time, subject to any applicable law, regulation or listing standard; (ii) appoint any director to membership on any Board Committee who shall be willing to serve on such Committee, subject to any applicable law, regulation or listing standard; (iii) remove any person from membership on any Board Committee with or without cause; and (iv) appoint any director to membership on any Board Committee as an alternate member.  A person's membership on any Board Committee shall automatically terminate when such person ceases to be a director of the corporation.

(c)     Powers.  Except as otherwise provided in Section 4.01(d) of these bylaws, each Board Committee shall have and may exercise all the powers and authority of the Board of Directors, when the Board of Directors is not in session, in the management of the business and affairs of the corporation to the extent (but only to the extent) such powers shall be expressly delegated to it by the Board of Directors (through the Board Committee Charter or otherwise) or by these bylaws.  Unless otherwise provided by the Board of Directors in creating the committee, a committee may employ counsel, accountants and other consultants to assist it in the exercise of its authority.

(d)     Reserved Powers.  No Board Committee shall have the right or power to do any of the following: (i) authorize distributions; (ii) approve or propose to shareholders action that the Wisconsin Business Corporation Law requires to be approved by shareholders; (iii) fill vacancies on the Board of Directors, or, unless the Board of Directors provides by resolution that vacancies on a committee shall be filled by the affirmative vote of a majority of the remaining committee members, on any Board Committee; (iv) amend the Articles of Incorporation; (v) adopt, amend or repeal these bylaws; (vi) approve a plan of merger not requiring shareholder approval; (vii) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; and (viii) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the Board of Directors may authorize a committee to do so within limits prescribed by the Board of Directors.

(e)     Vote Required.  Except as provided by the Wisconsin Business Corporation Law or in the Articles of Incorporation or these bylaws, the members holding at least a majority of the membership positions on any Board Committee shall constitute a quorum for purposes of any meeting of such committee.  The affirmative vote of the majority of the members of a Board Committee present at any meeting of the Board Committee at which a quorum is present shall be necessary and sufficient to approve any action within the Board Committee's power, and any action so approved by such a majority shall be deemed to have been taken by the Board Committee and to be the act of such Board Committee.

(f)     Governance.  The Board of Directors may designate the person who is to serve as chairman of and preside over any Board Committee, and in the absence of any such designation by the Board of Directors, the members of the Board Committee may either designate one member of the Board Committee as its chairman to preside at any meeting or elect to operate without a chairman, except as otherwise required by these bylaws.  Each Board Committee may appoint a secretary who need not be a member of the Committee or a member of the Board of Directors.  Each Board Committee shall have the right to establish such rules and procedures governing its meetings and operations as such committee shall deem desirable provided such rules and procedures shall not be inconsistent with the Articles of Incorporation, these bylaws, or any direction to such committee issued by the Board of Directors.

(g)     Alternate Committee Members.  The Board of Directors may designate one or more directors as alternate members of any Board Committee, and any such director may replace any regular member of such Board Committee who for any reason is absent from a meeting of such Board Committee or is otherwise disqualified from serving on such Board Committee.

4.02     Board Committee Charters.  The Board of Directors may adopt, and may amend from time to time, a charter for each Board Committee setting out the Committee's purpose, organization, responsibilities and authority.  Each such charter shall comply with any applicable law, regulation or listing standard.  The Board of Directors shall adopt a charter for the Executive Committee, Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

ARTICLE FIVE

Officers

5.01     Number.  The principal officers of the corporation shall be appointed by the Board of Directors and shall consist of a Chief Executive Officer, President, Chief Operating Officer, one or more Vice Presidents and a Secretary.  Such other officers and assistant officers as may be deemed necessary or desirable may be appointed by the Board of Directors.  The Chief Executive Officer must be a member of the Board of Directors, but no other officer need be a member of the Board of Directors.  Any two or more offices may be held by the same person.  In its discretion, the Board of Directors may choose not to fill any office for any period as it may deem advisable, except the principal office of Chief Executive Officer.  The Board of Directors may authorize any officer to appoint one or more officers or assistant officers.

5.02     Appointment and Term of Office.  The officers of the corporation to be appointed by the Board of Directors shall be appointed annually by the Board of Directors at its first meeting following the annual meeting of shareholders.  If the appointment of officers shall not occur at such meeting, such appointment shall occur as soon thereafter as conveniently may be.  Each officer shall hold office until the earlier of: (a) the time at which a successor is duly appointed and, if necessary, qualified, or (b) his or her death, resignation or removal as hereinafter provided.

5.03     Removal.  The Board of Directors may remove any officer and, unless restricted by the Board of Directors or these bylaws, an officer may remove any officer appointed by that officer, at any time, with or without cause and notwithstanding the contract rights, if any, of the officer removed.   Election or appointment of an individual as an officer shall not of itself create contract or other employment rights, and any employment relationship of any officer with the corporation or any of its affiliates may be terminated by the corporation regardless of whether the Board of Directors acts or has acted to remove such officer.

5.04     Resignation.  An officer may resign at any time by delivering notice to the corporation that complies with the Wisconsin Business Corporation Law.  The resignation shall be effective when the notice is delivered, unless the notice specifies a later effective date and the corporation accepts the later effective date.

5.05     Vacancies.  A vacancy in any principal office because of death, resignation, removal, disqualification or otherwise, shall be filled by the Board of Directors for the unexpired portion of the term.  If a resignation of an officer is effective at a later date as contemplated by Section 5.04 of these bylaws, the Board of Directors may fill the pending vacancy before the effective date if the Board provides that the successor may not take office until the effective date.

5.06     General Powers of Officers.  For purposes of these bylaws, the corporation's Chief Executive Officer, President and each Vice President (if such offices have been filled) shall be deemed to be a "senior officer".  Whenever any resolution adopted by the corporation's shareholders, Board of Directors or Board Committee shall authorize the "proper" or "appropriate" officers of the corporation to execute any note, contract or other document or to take any other action or shall generally authorize any action without specifying the officer or officers authorized to take such action, any senior officer acting alone and without countersignatures may take such action on behalf of the corporation.  Any officer of the corporation may on behalf of the corporation sign contracts, reports to governmental agencies, or other instruments which are in the regular course of business, except where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these bylaws to some other officer or agent of the corporation, or shall be required by the Wisconsin Business Corporation Law or other applicable law to be otherwise signed or executed.

5.07     Chief Executive Officer.  The Chief Executive Officer shall be the chief executive officer of the corporation and, subject to the control of the Board of the Directors, shall in general supervise and control all of the business and affairs of the corporation.  In general, he or she shall perform all duties incident to the office of chief executive officer and such other duties as may be prescribed by the Board of Directors from time to time.

5.08     President.  The President shall have responsibility for the general and active management of the business of the corporation.  He or she shall have such duties as may, from time to time, be prescribed by the Board of Directors or be delegated by the Chief Executive Officer.  During the absence or disability of the Chief Executive Officer, or while that office is vacant, the President shall exercise all the powers and discharge all of the duties of the Chief Executive Officer.  During the absence or disability of the Chief Executive Officer and the President, or while those offices are vacant, the Chairman of the Board, or if the Chairman of the Board is also the Chief Executive Officer, the Vice Chairman of the Board shall exercise all of the powers and discharge all of the duties of the Chief Executive Officer and the President.  The Board of Directors may authorize the Chairman or Vice Chairman of the Board, as applicable, to appoint one or more officers or assistant officers to perform the duties of the Chief Executive Officer and the President during the absence or disability of the Chief Executive Officer and the President, or while those offices are vacant.

5.09     Chief Operating Officer.  The Chief Operating Officer shall be responsible for the daily operations of the corporation's business and shall have such other authority and duties as the Board of Directors, the Chief Executive Officer or the President may prescribe.  He or she shall report to the President if the President is not also serving as the Chief Operating Officer and in the event the President is also serving as the Chief Operating Officer, or if the office of the President is vacant, he or she shall report to the Chief Executive Officer.

5.10     Vice Presidents.  Each Vice President shall perform such duties and have such powers as the Board of Directors may from time to time prescribe.  The Board of Directors may designate any Vice President as being senior in rank or degree of responsibility and may accord such a Vice President an appropriate title designating his senior rank such as "Executive Vice President" or "Senior Vice President" or "Group Vice President".  The Board of Directors may assign a certain Vice President responsibility for a designated group, division or function of the corporation's business and add an appropriate descriptive designation to his or her title.

5.11     Secretary.  The Secretary shall (subject to the control of the Board of Directors): (a) keep the minutes of the shareholders' and the Board of Directors' meetings in one or more books provided for that purpose (including records of actions taken without a meeting); (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by the Wisconsin Business Corporation Law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents, the execution of which on behalf of the corporation under its seal is duly authorized; (d) maintain a record of the shareholders of the corporation in a form that permits preparation of a list of the names and address of all shareholders by class or series of shares and showing the number and class or series of shares held by each shareholder; (e) have general charge of the stock transfer books of the corporation; (f) supply in such circumstances as the Secretary deems appropriate to any governmental agency or other person a copy of any resolution adopted by the corporation's shareholders, Board of Directors or Board Committee, any corporate record or document, or other information concerning the corporation and its officers and certify on behalf of the corporation as to the accuracy and completeness of the resolution, record, document or information supplied; and (g) in general, perform all duties incident to the office of Secretary and perform such other duties and have such other powers as the Board of Directors or the President may from time to time prescribe.

5.12     Treasurer.  The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) maintain appropriate accounting records; (c) receive and give receipts for monies due and payable to the corporation from any source whatsoever, and deposit all such monies in the name of the corporation in such banks, trust companies or other depositories as shall be selected by or under authority of the Board of Directors; and (d) in general, perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the President.  The Treasurer shall give a bond if required by the Board of Directors for the faithful discharge of his or her duties in a sum and with one or more sureties satisfactory to the Board of Directors.

5.13     Assistant Secretaries and Assistant Treasurers.  There shall be such number of Assistant Secretaries and Assistant Treasurers as the Board of Directors may from time to time authorize.  The Assistant Secretaries may sign with the Chief Executive Officer, President or a Vice President certificates for shares of the corporation, the issuance of which shall have been authorized by a resolution of the Board of Directors.  The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine.  The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties and have such authority as shall from time to time be delegated or assigned to them by the Secretary or the Treasurer, respectively, or by the Chief Executive Officer or the Board of Directors.

5.14     Other Assistants and Acting Officers.  The Board of Directors shall have the power to appoint, or to authorize any duly appointed officer of the corporation to appoint, any person to act as assistant to any officer, or as agent for the corporation in his or her stead, or to perform the duties of such officer whenever for any reason it is impracticable for such officer to act personally, and such assistant or acting officer or other agent so appointed by the Board of Directors or an authorized officer shall have the power to perform all the duties of the office to which he or she is so appointed to be an assistant, or as to which he or she is so appointed to act, except as such power may be otherwise defined or restricted by the Board of Directors or the appointing officer.

ARTICLE SIX

Contracts, Loans, Checks and Deposits

6.01     Contracts.  The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute or deliver any instrument in the name of and on behalf of the corporation, and such authorization may be general or confined to specific instances.  In the absence of other designation, all deeds, mortgages and instruments of assignment or pledge made by the corporation shall be executed in the name of the corporation by the Chief Executive Officer, President or one of the Vice Presidents and, when necessary or required, by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer; the Secretary or an Assistant Secretary, when necessary or required, shall affix the corporate seal thereto; and when so executed no other party to such instrument or any third party shall be required to make any inquiry into the authority of the signing officer or officers.

6.02     Loans.  No indebtedness for borrowed money shall be contracted on behalf of the corporation and no evidences of such indebtedness shall be issued in its name unless authorized by or under the authority of a resolution of the Board of Directors.  Such authorization may be general or confined to specific instances.

6.03     Checks, Drafts, etc.  All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by or under the authority of a resolution of the Board of Directors.

6.04     Deposits.  All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as may be selected by or under the authority of a resolution of the Board of Directors.

6.05     Voting of Securities Owned by this Corporation.  Subject always to the specific directions of the Board of Directors, (a) any shares or other securities issued by any other corporation and owned or controlled by this corporation may be voted at any meeting of security holders of such other corporation by the Chief Executive Officer of this corporation, if he or she be present, or in his or her absence by the President or any Vice President of this corporation who may be present, and (b) whenever, in the judgment of the Chief Executive Officer, or in his or her absence, of the President or Vice President, it is desirable for this corporation to execute a proxy or written consent in respect to any share or other securities issued by any other corporation and owned by this corporation, such proxy or consent shall be executed in the name of this corporation by the Chief Executive Officer or the President or one of the Vice Presidents of this corporation, without necessity of any authorization by the Board of Directors, affixation of corporate seal, if any, or countersignature or attestation by another officer.  Any person or persons designated in the manner above stated as the proxy or proxies of this corporation shall have full right, power and authority to vote the shares or other securities issued by such other corporation and owned by this corporation the same as such shares or other securities might be voted by this corporation.

6.06     No Nominee Procedures.  The corporation has not established, and nothing in these bylaws shall be deemed to establish, any procedure by which a beneficial owner of the corporation's shares that are registered in the name of a nominee is recognized by the corporation as the shareholder under Section 180.0723 of the Wisconsin Business Corporation Law.

6.07     Performance Bonds.  The Chief Executive Officer, the Treasurer and any other officer of the corporation designated by the Board of Directors, and any one of them, shall have the continuing authority to take all actions and to execute and deliver any and all documents or instruments (including, without limitation, reimbursement agreements and agreements of indemnity) in favor of such parties, in such amounts and on such terms and conditions as may be necessary or useful for the corporation or any of its direct or indirect subsidiaries to obtain performance bonds, surety bonds, completion bonds, guarantees, indemnities or similar assurances (collectively referred to as "Performance Bonds") from third parties as such officer shall, in his or her sole discretion, deem necessary or useful to facilitate and promote the business of the corporation or any of its subsidiaries; provided, however, that the contingent liability of the corporation with respect to Performance Bonds for the corporation's subsidiaries shall not exceed $200,000 in any single transaction or $1 million in the aggregate without the specific authorization of the Board of Directors.  If any party shall require resolutions of the Board of Directors with respect to the approval of any actions of any officer of the corporation or documents or instruments related to the Performance Bonds and within the scope of and generally consistent with this Section 6.07, such resolutions shall be deemed to have been duly approved and adopted by the Board of Directors, and may be certified by the Secretary whenever approved by the Chief Executive Officer, President or the Treasurer, in his or her sole discretion, and a copy thereof has been inserted in the minute book of the corporation.

ARTICLE SEVEN

Corporate Stock

7.01     Certificates for Shares and Uncertificated Shares.  The shares of the corporation's stock, or any class or series thereof, may be certificated or uncertificated, as provided under the Wisconsin Business Corporation Law, and shall be entered in the books of the corporation and registered as they are issued.  Each certificate representing shares of any class of stock issued by the corporation shall be in such form, consistent with the Wisconsin Business Corporation Law, as shall be determined by the Board of Directors.  Such certificates shall be signed by the Chief Executive Officer, President or a Vice President and by the Secretary or an Assistant Secretary and shall be sealed with the seal, or a facsimile of the seal, of the corporation.  If a certificate is countersigned by a transfer agent or registrar, other than the corporation itself or its employees, any other signature or countersignature on the certificate may be a facsimile.  In case any officer of the corporation, or any officer or employee of the transfer agent or registrar who has signed or whose facsimile signature has been placed upon such certificate ceases to be an officer of the corporation, or an officer or employee of the transfer agent or registrar before such certificate is issued, the certificate may be issued by the corporation with the same effect as if the officer of the corporation, or the officer or employee of the transfer agent or registrar had not ceased to be such at the date of its issue.  All certificates for shares shall be consecutively numbered or otherwise identified.  The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the corporation.

Within a reasonable time after the issuance or transfer of any shares of uncertificated stock, the corporation shall send to the holder thereof a written notice that shall set forth (a) the name of the corporation, (b) that the corporation is organized under the laws of the State of Wisconsin, (c) the name of the shareholder, (d) the number of shares and class (and the designation of the series, if any) of the shares represented, (e) any restrictions on the transfer or registration of such shares of stock imposed by the corporation's Articles of Incorporation, these bylaws, any agreement among shareholders, any agreement between shareholders and the corporation or any applicable law, including, without limitation, the Securities Act of 1933, and (f) any other information required by the Wisconsin Business Corporation Law.

7.02     Transfer Agent and Registrar.  The Board of Directors may from time to time with respect to each class of stock issuable by the corporation appoint such transfer agents and registrars in such locations as it shall determine, and may, in its discretion, appoint a single entity to act in the capacity of both transfer agent and a registrar in any one location.

7.03     Transfers of Shares.  Transfers of shares shall be made only on the books maintained by the corporation or a transfer agent appointed as contemplated by Section 7.02 of these bylaws at the request of the holder of record thereof or of his, her or its attorney, lawfully constituted in writing, and on surrender for cancellation of the certificate for such shares.  Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, the corporation or its transfer agent shall issue a new certificate or evidence of the issuance of uncertificated shares to the shareholder entitled thereto, cancel the old certificate and record the transaction upon the corporation's books.  Upon the receipt of proper transfer instructions from the holder of uncertificated shares, such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated shares or certificated shares shall be made to the shareholder entitled thereto and the transactions shall be recorded upon the books of the corporation.  Prior to due presentment of a certificate (or transfer instructions for uncertificated shares) for shares for registration of transfer, the corporation may (but shall not be required to) treat the person in whose name corporate shares stand on the books of the corporation as the only person having any interest in such shares and as the only person having the right to receive dividends on and to vote such shares, and the corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of the other person, whether or not it shall have express or other notice thereof.  Where a certificate (or transfer instructions for uncertificated shares) for shares is presented to the corporation or a transfer agent with a request to register for transfer, the corporation or the transfer agent, as the case may be, shall not be liable to the owner or any other person suffering loss as a result of such registration of transfer if (a) there were on or with the certificate, or on or accompanying the transfer instructions for uncertificated shares, the necessary endorsements, and (b) the corporation or the transfer agent had no duty to inquire into adverse claims or has discharged any such duty.  The corporation or transfer agent may require reasonable assurance that such endorsements are genuine and effective and compliance with such other regulations as may be prescribed by or under the authority of the Board of Directors.

7.04     Lost, Stolen or Destroyed Certificates.  The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed.  When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the person requesting such new certificate or certificates, or his or her legal representative, to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

7.05     Restrictions on Transfer.  The face or reverse side of each certificate representing shares shall bear a conspicuous notation of any restriction imposed by the corporation upon the transfer of such shares.  Any restriction imposed by the corporation upon the transfer of uncertificated shares shall be conspicuously noted on the written notice of issuance of the shares.

7.06     Consideration for Shares.  The Board of Directors may authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the corporation, including cash, promissory notes, services performed, contracts for services to be performed or other securities of the corporation.  Before the corporation issues shares, the Board of Directors shall determine that the consideration received or to be received for the shares to be issued is adequate.  The determination of the Board of Directors is conclusive insofar as the adequacy of consideration for the issuance of shares relates to whether the shares are validly issued, fully paid and nonassessable.  The corporation may place in escrow shares issued in whole or in part for a contract for future services or benefits, a promissory note, or otherwise for property to be received in the future, or make other arrangements to restrict the transfer of the shares, and may credit distributions in respect of the shares against their purchase price, until the services are performed, the benefits or property are received or the promissory note is paid.  If the services are not performed, the benefits or property are not received or the promissory note is not paid, the corporation may cancel, in whole or in part, the shares escrowed or restricted and the distributions credited.

7.07     Stock Regulations.  The Board of Directors shall have the power and authority to make all such further rules and regulations not inconsistent with the Wisconsin Business Corporation Law as it may deem expedient concerning the issue, transfer and registration of shares of the corporation.

7.08     Record Owners.  The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

ARTICLE EIGHT

General Provisions

8.01     Fiscal Year.  The fiscal year of the corporation shall begin and end on such dates as the Board of Directors shall determine by resolution.

8.02     Seal.  The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Wisconsin."  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE NINE

Amendments

9.01     By Directors.  Except as otherwise provided by the Wisconsin Business Corporation Law or the Articles of Incorporation, these bylaws may be amended or repealed and new bylaws may be adopted by the Board of Directors at any meeting at which a quorum is in attendance; provided, however, that the shareholders in adopting, amending or repealing a particular bylaw may provide therein that the Board of Directors may not amend, repeal or readopt that bylaw.

9.02     By Shareholders.  Except as otherwise provided in the Articles of Incorporation, these bylaws may also be amended or repealed and new bylaws may be adopted by the shareholders at any annual or special meeting of the shareholders at which a quorum is in attendance.

9.03     Implied Amendments.  Any action taken or authorized by the shareholders or by the Board of Directors, which would be inconsistent with the bylaws then in effect but is taken or authorized by affirmative vote of not less than the number of votes or the number of directors required to amend the bylaws so that the bylaws would be consistent with such action, shall be given the same effect as though the bylaws had been temporarily amended or suspended so far, but only so far, as is necessary to permit the specific action so taken or authorized.

ARTICLE TEN

Indemnification

10.01     Certain Definitions.  All capitalized terms used in this Article and not otherwise hereinafter defined in this Section 10.01 shall have the meaning set forth in Section 180.0850 of the Statute.  The following capitalized terms (including any plural forms thereof) used in this Article X shall be defined as follows:

(a)     "Affiliate" shall include, without limitation, any corporation, partnership, joint venture, employee benefit plan, trust or other enterprise that, directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Corporation.

(b)     "Authority" shall mean the entity selected by the Director or Officer to determine his or her right to indemnification pursuant to Section 10.04.

(c)     "Board" shall mean the entire then elected and serving Board of Directors of the Corporation, including all members thereof who are Parties to the subject Proceeding or any related Proceeding.

(d)     "Breach of Duty" shall mean the Director or Officer breached or failed to perform his or her duties to the Corporation and his or her breach of or failure to perform those duties is determined, in accordance with Section 10.04, to constitute misconduct under Section 180.0851(2)(a) 1, 2, 3 or 4 of the Statute.

(e)     "Corporation," as used herein and as defined in the Statute and incorporated by reference into the definitions of certain capitalized terms used herein, shall mean this Corporation, including, without limitation, any successor corporation or entity to the Corporation by way of merger, consolidation or acquisition of all or substantially all of the capital stock or assets of this Corporation.

(f)     "Director or Officer" shall have the meaning set forth in the Statute; provided, that, for purposes of this Article Ten, it shall be conclusively presumed that any Director or Officer serving as a director, officer, partner, trustee, member of any governing or decision-making committee, employee or agent of an Affiliate shall be so serving at the request of the Corporation.

(g)     "Disinterested Quorum" shall mean a quorum of the Board who are not Parties to the subject Proceeding or any related Proceeding.

(h)     "Liability" means the obligation to pay a judgment, penalty, assessment, forfeiture or fine, including an excise tax assessed with respect to an employee benefit plan, the agreement to pay any amount in settlement of a proceeding (whether or not approved by a court order), and reasonable expenses and interest related to the foregoing.

(i)     "Party" shall have the meaning set forth in the Statute; provided, that, for purposes of this Article Ten, the term "Party" shall also include any Director, Officer or employee who is or was a witness in a Proceeding at a time when he or she has not otherwise been formally named a Party thereto.

(j)     "Proceeding" shall have the meaning set forth in the Statute; provided, that, for purposes of this Article Ten, "Proceeding" shall include all Proceedings (i) brought under (in whole or in part) the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, their respective state counterparts, and/or any rule or regulation promulgated under any of the foregoing; (ii) brought before an Authority or otherwise to enforce rights hereunder; (iii) any appeal from a Proceeding; and (iv) any Proceeding in which the Director or Officer is a plaintiff or petitioner because he or she is a Director or Officer; provided, however, that such Proceeding is authorized by a majority vote of a Disinterested Quorum.

(k)     "Statute" shall mean Sections 180.0850 through 180.0859, inclusive, of the Wisconsin Business Corporation Law, Chapter 180 of the Wisconsin Statutes, including any amendments or successor statutes thereto, but, in the case of any such amendment or successor statute, only to the extent such amendment or successor statute permits or requires the Corporation to provide broader indemnification rights than the Statute permitted or required the Corporation to provide prior to such amendment or successor statute being effective.

10.02     Mandatory Indemnification.  To the fullest extent permitted or required by the Statute, the Corporation shall indemnify a Director or Officer against all Liabilities incurred by or on behalf of such Director or Officer in connection with a Proceeding in which the Director or Officer is a Party because he or she is a Director or Officer.

10.03     Procedural Requirements.

(a)     A Director or Officer who seeks indemnification under Section 10.02 shall make a written request therefor to the Corporation.  Subject to Section 10.03(b), within sixty days of the Corporation's receipt of such request, the Corporation shall pay or reimburse the Director or Officer for the entire amount of Liabilities incurred by the Director or Officer in connection with the subject Proceeding (net of any Expenses previously advanced pursuant to Section 10.05).

(b)     No indemnification shall be required to be paid by the Corporation pursuant to Section 10.02 if, within such sixty-day period: (i) a Disinterested Quorum, by a majority vote thereof, determines that the Director or Officer requesting indemnification engaged in misconduct constituting a Breach of Duty; or (ii) a Disinterested Quorum cannot be obtained.

(c)     In either case of nonpayment pursuant to Section 10.03(b), the Board shall immediately authorize by resolution that an Authority, as provided in Section 10.04, determine whether the Director's or Officer's conduct constituted a Breach of Duty and, therefore, whether indemnification should be denied hereunder.

(d)     (i)    If the Board does not authorize an Authority to determine the Director's or Officer's right to indemnification hereunder within such sixty-day period and/or (ii) if indemnification of the requested amount of Liabilities is paid by the Corporation, then it shall be conclusively presumed for all purposes that a Disinterested Quorum has determined that the Director or Officer did not engage in misconduct constituting a Breach of Duty and, in the case of subsection (i) above (but not subsection (ii)), indemnification by the Corporation of the requested amount of Liabilities shall be paid to the Officer or Director immediately.

10.04     Determination of Indemnification.

(a)     If the Board authorizes an Authority to determine a Director's or Officer's right to indemnification pursuant to Section 10.03, then the Director or Officer requesting indemnification shall have the absolute discretionary authority to select one of the following as such Authority:

(i)     An independent legal counsel; provided, that such counsel shall be mutually selected by such Director or Officer and by a majority vote of a Disinterested Quorum or, if a Disinterested Quorum cannot be obtained, then by a majority vote of the Board;

(ii)     A panel of three arbitrators selected from the panels of arbitrators of the American Arbitration Association in Milwaukee, Wisconsin; provided, that (A) one arbitrator shall be selected by such Director or Officer, the second arbitrator shall be selected by a majority vote of a Disinterested Quorum or, if a Disinterested Quorum cannot be obtained, then by a majority vote of the Board, and the third arbitrator shall be selected by the two previously selected arbitrators; and (B) in all other respects, such panel shall be governed by the American Arbitration Association's then existing Commercial Arbitration Rules; or

(iii)     A court pursuant to and in accordance with Section 180.0854 of the Statute.

(b)     In any such determination by the selected Authority there shall exist a rebuttable presumption that the Director's or Officer's conduct did not constitute a Breach of Duty and that indemnification against the requested amount of Liabilities is required.  The burden of rebutting such a presumption by clear and convincing evidence shall be on the Corporation or such other party asserting that such indemnification should not be allowed.

(c)     The Authority shall make its determination within sixty days of being selected and shall submit a written opinion of its conclusion simultaneously to both the Corporation and the Director or Officer.

(d)     If the Authority determines that indemnification is required hereunder, the Corporation shall pay the entire requested amount of Liabilities (net of any Expenses previously advanced pursuant to Section 10.05), including interest thereon at a reasonable rate, as determined by the Authority, within ten days of receipt of the Authority's opinion; provided, that, if it is determined by the Authority that a Director or Officer is entitled to indemnification as to some claims, issues or matters, but not as to other claims, issues or matters, involved in the subject Proceeding, the Corporation shall be required to pay (as set forth above) only the amount of such requested Liabilities as the Authority shall deem appropriate in light of all of the circumstances of such Proceeding.

(e)     The determination by the Authority that indemnification is required hereunder shall be binding upon the Corporation regardless of any prior determination that the Director or Officer engaged in a Breach of Duty.

(f)     All Expenses incurred in the determination process under this Section 10.04 by either the Corporation or the Director or Officer, including, without limitation, all Expenses of the selected Authority, shall be paid by the Corporation.

10.05     Mandatory Allowance of Expenses.

(a)     The Corporation shall pay or reimburse, within ten days after the receipt of the Director's or Officer's written request therefor, the reasonable Expenses of the Director or Officer as such Expenses are incurred, provided the following conditions are satisfied:

(i)     The Director or Officer furnishes to the Corporation an executed written certificate affirming his or her good faith belief that he or she has not engaged in misconduct which constitutes a Breach of Duty; and

(ii)     The Director or Officer furnishes to the Corporation an unsecured executed written agreement to repay any advances made under this Section 10.05 if it is ultimately determined by an Authority that he or she is not entitled to be indemnified by the Corporation for such Expenses pursuant to Section 10.04.

(b)     If the Director or Officer must repay any previously advanced Expenses pursuant to this Section 10.05, such Director or Officer shall not be required to pay interest on such amounts.

10.06     Indemnification and Allowance of Expenses of Certain Others.

(a)     The Corporation shall indemnify a director or officer of an Affiliate (who is not otherwise serving as a Director or Officer) against all Liabilities, and shall advance the reasonable Expenses, incurred by such director or officer in a Proceeding to the same extent hereunder as if such director or officer incurred such Liabilities because he or she was a Director or Officer, if such director or officer is a Party thereto because he or she is or was a director or officer of the Affiliate.

(b)     The Corporation shall indemnify an employee who is not a Director or Officer, to the extent that he or she has been successful on the merits or otherwise in defense of a Proceeding, for all reasonable Expenses incurred in the Proceeding if the employee was a Party because he or she was an employee of the Corporation.

(c)     The Board may, in its sole and absolute discretion as it deems appropriate, pursuant to a majority vote thereof, indemnify (to the extent not otherwise provided in Section 10.06(b)) against Liabilities incurred by, and/or provide for the allowance of reasonable Expenses of, an authorized employee or agent of the Corporation acting within the scope of his or her duties as such and who is not otherwise a Director or Officer.

10.07     Insurance.  The Corporation may purchase and maintain insurance on behalf of a Director or Officer or any individual who is or was an authorized employee or agent of the Corporation against any Liability asserted against or incurred by such individual in his or her capacity as such or arising from his or her status as such, regardless of whether the Corporation is required or permitted to indemnify against any such Liability under this Article Ten.

10.08     Notice to the Corporation.  A Director, Officer or employee shall promptly notify the Corporation in writing when he or she has actual knowledge of a Proceeding which may result in a claim of indemnification against Liabilities or allowance of Expenses hereunder, but the failure to do so shall not relieve the Corporation of any liability to the Director, Officer or employee hereunder unless the Corporation shall have been irreparably prejudiced by such failure (as determined, in the case of Directors and Officers only, by an Authority).

10.09     Severability.  If any provision of this Article Ten shall be deemed invalid or inoperative, or if a court of competent jurisdiction determines that any of the provisions of this Article Ten contravene public policy, this Article Ten shall be construed so that the remaining provisions shall not be affected, but shall remain in full force and effect, and any such provisions which are invalid or inoperative or which contravene public policy shall be deemed, without further action or deed by or on behalf of the Corporation, to be modified, amended and/or limited, but only to the extent necessary to render the same valid and enforceable.

10.10     Nonexclusivity of Article Ten.  The rights of a Director, Officer or employee (or any other person) granted under this Article Ten shall not be deemed exclusive of any other rights to indemnification against Liabilities or advancement of Expenses which the Director, Officer or employee (or such other person) may be entitled to under any written agreement, Board resolution, vote of shareholders of the Corporation or otherwise, including, without limitation, under the Statute.  Nothing contained in this Article Ten shall be deemed to limit the Corporation's obligations to indemnify a Director, Officer or employee under the Statute.

10.11     Contractual Nature of Article Ten; Repeal or Limitation of Rights.  This Article Ten shall be deemed to be a contract between the Corporation and each Director, Officer and employee of the Corporation and any repeal or other limitation of this Article Ten or any repeal or limitation of the Statute or any other applicable law shall not limit any rights of indemnification against Liabilities or allowance of Expenses then existing or arising out of events, acts or omissions occurring prior to such repeal or limitation, including, without limitation, the right of indemnification against Liabilities or allowance or Expenses for Proceedings commenced after such repeal or limitation to enforce this Article Ten with regard to acts, omissions or events arising prior to such repeal or limitation.